UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

COLONY CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

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Colony Capital Finalizes Leadership Transition,

Accelerating Strategic Pivot to Digital Real Estate and Infrastructure

Marc Ganzi to Become CEO on July 1, 2020

Files Preliminary Proxy in Connection with 2020 Annual Meeting of Stockholders

LOS ANGELES – March 12, 2020 – Colony Capital, Inc. (“Colony Capital” or the “Company”) (NYSE: CLNY) today announced that it has filed its preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”).

In connection with today’s filing, the Company announced that Marc C. Ganzi, Co-Founder and CEO of Digital Bridge, Managing Partner and an Investment Committee Member at Digital Colony, and CEO-elect of Colony Capital, will become CEO of the Company, effective July 1, 2020. Mr. Ganzi will succeed Thomas J. Barrack, Jr., who will continue in his role as Executive Chairman.

Mr. Ganzi will lead the Company in its ongoing transformation and advance Colony’s strategy to become the leading global platform for digital real estate and infrastructure. As CEO, Mr. Ganzi will focus with the Colony Board and executive team in capitalizing on the compelling global opportunities in the digital ecosystem and simplifying the business to deliver value for stockholders.

As part of the leadership transition, Jacky Wu will become Chief Financial Officer and Treasurer, effective July 1, 2020. Mr. Wu, who will join Colony Capital on March 23, 2020 as Executive Vice President of Finance, will succeed Mark Hedstrom, who will continue serving in his roles as Executive Vice President and Chief Operating Officer.

“We’re pleased to finalize our leadership succession as we continue to accelerate our digital transformation to become the leading platform for digital real estate and infrastructure,” said Mr. Barrack. “Marc has extensive digital experience and a proven track record in global communications infrastructure. The Board and management team are confident that Marc will extend Colony’s legacy of making prescient investments to deliver superior returns for investors and lead the Company in its next phase of growth.”

“I am excited to work with our best in class team to continue building on our significant progress to bridge the digital divide and unlock the value inherent in our portfolio,” said Mr. Ganzi. “As the only global REIT that owns, builds, manages, and operates across all of the components of the digital ecosystem, Colony Capital is strategically positioned to capitalize on the numerous opportunities that exist to help our customers expand and densify their networks through our mission critical digital real estate and infrastructure.”

As detailed in its preliminary proxy statement, the Colony Capital Board has nominated the following 11 candidates for election to the Board, each to serve until the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified: Thomas J. Barrack, Jr., Douglas Crocker II, Nancy A. Curtin, Jon A. Fosheim, Craig M. Hatkoff, Raymond C. Mikulich, George G. C. Parker, Dale Anne Reiss, Charles W. Schoenherr, John A. Somers and John L. Steffens. In addition, the Colony Capital Board has engaged Spencer Stuart, a leading third party executive search firm, to assist with an ongoing search for additional independent director candidates who have digital real estate and infrastructure expertise.

Colony Capital stockholders are not required to take any action at this time. The Company’s definitive proxy materials will be filed with the SEC and mailed to all stockholders eligible to vote at the 2020 Annual Meeting.

About Jacky Wu

Mr. Wu is a proven leader with extensive financial expertise and experience in the digital infrastructure space. Previously, Mr. Wu served as Executive Vice President and Chief Financial Officer of Driven Brands, Inc., America’s largest automotive aftermarket platform from 2016 to 2020. Prior to that, Mr. Wu served as Executive Vice President and Chief Financial Officer of Xura, Inc (formerly Comverse, Inc.) (NASDAQ: MESG) from 2015 to 2016. From 2010 to 2015, Mr. Wu was Vice President at American Tower Corporation (NYSE: AMT), where he was Vice President of Finance and Mergers & Acquisitions from 2014 to 2015 and Vice President of Financial Planning and Analysis, US Tower from 2010 to 2014. Prior to that, Mr. Wu spent eight years at Verizon Communications (NYSE: VZ), from 2002 to 2010. He graduated summa cum laude, Phi Beta Kappa and with Departmental Honors with a Master of Business Administration and a Bachelor of Science in Economics from Tulane University.

About Colony Capital

Colony Capital, Inc. (NYSE:CLNY) is a global investment firm with a focus on building the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies. The Company has assets under management of approximately $49 billion composed of $36 billion of capital managed on behalf of third-party institutional and retail investors and $13 billion of investment interests on its own balance sheet. The Company owns and operates an investment management business with $14 billion in digital real estate investments and $22 billion in traditional commercial real estate debt and equity investments. With respect to investment interests on its balance sheet, the Company owns (a) a controlling 20% interest in DataBank, a leading provider of enterprise-class data center, cloud, and connectivity services, (b) a 71% interest in 358 healthcare properties, (c) a 94% interest in 157 hospitality properties, (d) approximately 48 million shares of Colony Credit Real Estate, Inc. (NYSE:CLNC), and (e) interests in various other equity and debt investments including general partnership interests in funds management by the Company, commercial real estate equity and debt investments and other real estate-related securities. The Company is headquartered in Los Angeles with key offices in Boca Raton, New York, Paris and London, and has over 400 employees across 21 locations in 13 countries. For additional information regarding the Company and its management and business, please refer to www.clny.com.

Important Additional Information

The Company, its directors, its executive officers and Marc Ganzi, the Company’s incoming Chief Executive Officer, will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). On March 12, 2020, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2020 Annual Meeting. Prior to the 2020 Annual Meeting, the Company will file a definitive proxy statement with the SEC and furnish such proxy statement, together with a WHITE proxy card, to its stockholders in connection with the solicitation of proxies for the 2020 Annual Meeting (the “2020 Proxy Statement”). Detailed information regarding the Company’s directors, executive officers and Mr. Ganzi, including their direct or indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement filed on March 12, 2020 and will be included in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENTS AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Public Shareholders” section of the Company’s corporate website at www.clny.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the impact of the Coronavirus on the Company, the market, economic and environmental conditions in the digital and communications technology, healthcare and hospitality real estate, other commercial real estate equity and debt, and investment management sectors, whether we will successfully execute our strategic transition to become a digital real estate and infrastructure focused company, and the impact of such transition on the Company’s legacy portfolios and assets, including whether such transition will result in significant impairments to certain of our investments, including healthcare and hospitality assets, including whether such transition will result in any of the anticipated benefits, the Company’s ability to complete compelling investment opportunities in the digital sector, the Company’s ability to continue deploying capital in its sponsored Digital Colony fund or to raise additional capital in future funds, whether the Company will enter into a definitive agreement to dispose of its management contract with CLNC, the Company’s ability to achieve anticipated compensation and administrative cost savings pursuant to its corporate restructuring and reorganization plan, in the timeframe expected or at all, the pace of additional asset monetizations and other risks and uncertainties detailed in our filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. The Company is under no duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Contact

Investors:

Lasse Glassen

Addo Investor Relations

310.829.5400

lglassen@addoir.com

Tom Germinario / Rick Grubaugh

D.F. King & Co., Inc.

212.269.5550

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jon Keehner

212.355.4449